AGREEMENT AND GENERAL RELEASE

     This Agreement and General Release (hereinafter "Agreement") is entered into this 15th day of February, 2000, in the County of Maricopa, State of Arizona, between MicroAge, Inc., a Delaware corporation ("MicroAge"), and James
R. Daniel ("Executive").

                                    RECITALS

     WHEREAS, Executive is currently serving as the Executive Vice President, Chief Financial Officer, and Treasurer of MicroAge;

     WHEREFORE, the parties have agreed that it is in their respective best interests to amicably resolve all matters relative to Executive's employment with MicroAge and separation therefrom pursuant to the following terms and conditions:

                                       I.

     MicroAge covenants and agrees to provide Executive with the severance benefits specified in Paragraphs 1-9 on Exhibit A attached hereto (the "Severance Benefits") and the additional benefits specified in Paragraphs 10-11 on Exhibit A attached hereto (the "Additional Benefits"). Executive covenants and agrees to execute the resignation letter attached hereto as Exhibit B resigning from his position as an officer and/or director of the companies listed on such exhibit. The parties acknowledge and agree that the Severance Benefits provided to Executive as set forth on Exhibit A are provided pursuant to Section 4.2 of the Amended and Restated Employment Agreement, dated as of November 4, 1996, by and between MicroAge and Executive (the "Employment Agreement"). The parties agree that MicroAge will not provide the Additional Benefits hereunder until Executive signs and returns the "Non-Revocation" form attached hereto as Exhibit C.

     Executive's separation from employment with MicroAge will be effective as of February 15, 2000 (the "Separation Date").

     It is expressly understood and agreed that, other than the severance benefits being provided to Executive pursuant to this Agreement, neither MicroAge nor any of its affiliates is otherwise indebted to Executive for any other damages, wages, benefits, or reimbursements.

                                       II.

     In exchange for the promises set forth in Paragraph I above, Executive does hereby forever release, discharge, cancel, waive, and acquit, for himself and for his marital community, heirs, executors, administrators and assigns, MicroAge and any and all of its affiliates, subsidiaries, corporate parents, agents, directors, officers, owners, employees, attorneys, successors and assigns, of and from any and all rights, claims, demands, causes of action, obligations, damages, penalties, fees, costs, expenses, and liability of any nature whatsoever which Executive has, had or may hereafter have against them or any of them, arising out of, or by reason of any cause, matter, or thing whatsoever existing as of the date of execution of this Agreement, WHETHER KNOWN TO THE PARTIES AT THE TIME OF EXECUTION

OF THIS AGREEMENT OR NOT. This FULL WAIVER OF ALL CLAIMS includes, without limitation, attorney's fees, any claims, demands, or causes of action arising out of, or relating in any manner whatsoever to, the employment and/or termination of the employment of Executive, such as, BUT NOT LIMITED TO, any charge, claim, lawsuit or other proceeding arising under the Civil Rights Act of 1866, 1964, Title VII as amended by the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act (ADEA), the Labor Management Relations Act, the Employee Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act, the Fair Labor Standards Act, the Arizona Civil Rights Act, the Worker Adjustment and Retraining and Notification Act, Workman's Compensation Claims, or any other federal, state, or local statute. Executive further covenants and agrees not to institute, nor cause to be instituted, any legal proceeding, including filing any claim or complaint with any government agency alleging any violations of law or public policy, against MicroAge and/or any and all of its affiliates, subsidiaries, corporate parents, agents, officers, owners, employees, successors and assigns premised upon any legal theory or claim whatsoever, including without limitation, contract, tort, wrongful discharge, personal injury, interference with contract, defamation, negligence, infliction of emotional distress, fraud, or deceit, except to enforce the terms of this Agreement. Notwithstanding the foregoing, neither the Company nor Executive intends that Executive waive his indemnification and other rights under Article IX of the Company's Amended and Restated Certificate of Incorporation.

                                      III.

     The parties and their respective attorneys agree to hold in strict confidence the terms and conditions of this Agreement. The parties covenant and agree that neither they nor their attorneys will, either directly or through any other person, agent or representative, discuss publicly or privately the nature or content of this Agreement with any non-party to this Agreement, except as to either party's accountants, any state tax department or the federal Internal Revenue Service, or any other state or federal official in response to a legitimate inquiry.

                                       IV.

     Executive, by his execution of this Agreement, avows that the following statements are true:

     A. That he has been given the opportunity and has in fact read this entire Agreement, that it is in plain language, and has had all questions regarding its meaning answered to his satisfaction;

     B. That he has been advised to seek independent advice and/or counsel of his choosing and that he has been given the full opportunity to seek such advice and/or counsel;

     C. That he fully understands the contents of this Agreement and understands that it is a FULL WAIVER OF ALL CLAIMS, including arbitration claims and awards, including any rights under the ADEA and as to ADEA claims is not a waiver of future claims;

     D. That this FULL WAIVER OF ALL CLAIMS is given in return for valuable consideration, as provided under the terms of this Agreement;

     E. That he enters into this Agreement knowingly and voluntarily in exchange for the promises referenced in this Agreement and that no other representations have been made to him to induce or influence his execution of this Agreement. Executive has been given at least twenty-one (21) days within which to consider this Agreement before signing and seven (7) days following his execution of the Agreement to revoke this Agreement. The Agreement shall not become effective or enforceable until the foregoing revocation period has expired and Executive has signed and returned the "Non-Revocation" form attached hereto as Exhibit C; and

     F. That he  understands  his  continuing  obligations  under the Employment
Agreement, including but not limited to his obligations (a) to maintain the confidentiality of Confidential Information (ss. 5.1 of the Employment Agreement), and (b) not to compete with MicroAge or its affiliates for a twenty-four month period (ss. 5.9 of the Employment Agreement). Without limiting the generality of Executive's non-competition obligations, during the Non-Competition Period (as defined in Section 5.9(a) of the Employment Agreement) Executive agrees that Executive will not, within the United States, act as an agent, representative, consultant, officer, director, member, independent contractor, or employee of Arrow Electronics, Inc.; Avnet, Inc.; CHS Electronics, Inc.; Compaq Computer Corporation; CompuCom Systems, Inc.; CompUSA, Inc.; Dell Computer; En Pointe Technologies, Inc.; Entex Information Services; GE Capital; Hewlett-Packard; Ikon Office Solutions, Inc.; Inacom Corp; Ingram Micro, Inc.; Insight Enterprises Inc.; Integrated Information Systems; Merisel, Inc.; Pomeroy Computer Resources, Inc.; Sarcom; Tech Data Corporation; Xerox Connect; or any Affiliates or successors of the foregoing.

                                       V.

     The parties confirm their continuing obligations under Section 5.10 of the Employment Agreement, which provides as follows:

     During the term of this Agreement and the Non-Competition Period, neither the Executive nor the Company will disparage the other, and neither will disclose to any third party the conditions of Executive's employment with the Company, except as may be required (i) pursuant to applicable law or regulations, including the rules and regulations of the Securities and Exchange Commission, (ii) to effectuate the provisions of employee plans or programs and insurance policies, or (iii) as may be otherwise contemplated herein or unless such information becomes publicly available without fault of the party making such disclosure.

                                       VI.

     For a period of twelve (12) months following the Separation Date, Executive agrees to assist MicroAge and make himself reasonably available to MicroAge in connection with ongoing or new litigation or other proceedings to which MicroAge or any of its affiliates is, or may become, a party and for which Executive may have information or knowledge relevant to any such litigation or proceedings. MicroAge agrees to promptly reimburse Executive for all reasonable travel and other expenses incurred by Executive in performing his obligations under this
Article VI.

                                      VII.

     This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the State of Arizona, and no action involving this Agreement may be brought except in the Superior Court for the State of Arizona or the Federal District Court for the District of Arizona.

                                      VIII.

     If any provision of this Agreement or the application thereof is held to be invalid, void, or unenforceable for whatever reason, the remaining provisions not so declared shall nevertheless continue in full force and effect without being impaired in any manner whatsoever.

                                       IX.

     This Agreement constitutes the sole and entire Agreement between the parties hereto, and supersedes any and all understandings and agreements made prior hereto, other than the Employment Agreement. There are no collateral understandings, representations, or agreements other than those contained herein or in the Employment Agreement. It is understood and agreed that the execution of this Agreement by MicroAge is not an admission of liability on its part to Executive, but is an agreement to put to rest any claim of any kind whatsoever relating to the employment relationship or otherwise, except that the parties may enforce their respective rights under the Employment Agreement to the extent they are not inconsistent with this Agreement.

     IN WITNESS WHEREOF, the undersigned parties have signed this Agreement on the date indicated herein.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

                CAUTION! THIS IS A RELEASE! READ BEFORE SIGNING!
                ------------------------------------------------


MICROAGE, INC.

By: /s/ Jeffrey D. McKeever

    -------------------------------------------------------

Its:     Chairman of the Board and Chief Executive Officer

Date:    February 24, 2000


James R. Daniel

/s/ James R. Daniel

----------------------------------------------------------

Date:    February 24, 2000

                                  VERIFICATION

STATE OF ARIZONA        )
                        ) ss.
County of Maricopa      )


     On this 24th day of February, 2000, before me, the undersigned Notary Public, personally appeared James R. Daniel, known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purpose therein contained.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                  /s/ Barbara L. Baker
                                  ----------------------------------------------
                                  Notary Public

My Commission Expires August 23, 2000

                                    Exhibit A

                                    ---------

                               Severance Benefits

     1. Section 4.2 Payments. MicroAge and Executive acknowledge that Executive is entitled to the following payments pursuant to Section 4.2 of the Employment Agreement (all capitalized terms have the meanings ascribed to such terms in the Employment Agreement):

          A. Accrued Base Salary (Section 4.2(a)): Executive acknowledges receipt of all Base Salary Payments through the Separation Date.

          B. Accrued Vacation Payment (Section 4.2(b)): see Paragraph 2 below.

          C. Accrued Reimbursable Expenses (Section 4.2(c)): see Paragraph 3 below.

          D. Accrued Benefits (Section 4.2(d)): See Paragraphs 4-5 below.

          E. Accrued Annual Fixed Cash Bonus and Annual Incentive Bonus (Section 4.2(e)): not applicable.

          F. Exercise of Vested Options and Warrants (Section 2(f)): see Paragraph 8 below.

     2. Accrued Vacation Days. As of February 15, 2000, Executive had 189 hours of unused accrued hours, or 23.625 days (the "Accrued Vacation Days"). MicroAge will reimburse Executive for such unused accrued vacation days in an amount equal to Executive's current annual base salary less his 1999 MEP waiver ($255,000) multiplied by a fraction, the numerator of which is the number of unused accrued vacation days (23.625), and the denominator of which is 260. On or promptly following the Separation Date, MicroAge will pay Executive $23,170.65 for these accrued unused vacation days.

     3. Reimbursable Expenses. MicroAge will, in accordance with standard policies, reimburse Executive for all reasonable travel and other expenses incurred by Executive prior to the Separation Date and submitted for reimbursement on or before March 15, 2000.

     4. Medical and Dental Plans. As of the Separation Date, MicroAge will cease making contributions to the monthly premiums it made while Executive was an active MicroAge associate. Executive's monthly premiums are paid through February 29, 2000. Executive will be entitled to 18 months of COBRA coverage (through August 31, 2001) (the "COBRA Period"). Executive will be required to pay the full COBRA premium in order to continue medical and/or dental benefits during the COBRA Period. Any questions regarding COBRA coverage should be directed to Tom Bock at 480-366-2527 or Tonya Fischer at 480-366-2661.

     5. 401(k) Plan and Supplemental Savings Plan. Executive participates in the MicroAge Retirement Savings Plan (the "401(k) Plan") and the MicroAge Executive Supplemental Savings Plan (the "ESSP"). Executive has received information regarding his options under the 401(k) Plan and the ESSP. Any questions regarding the 401(k) Plan or the ESSP should be directed to Tom Bock at 480-366-2527 or Vanessa Miller at 480-366-2287. As of the Separation Date, no additional contributions will be made to the 401(k) Plan or the ESSP.

     6. Split-Dollar Insurance Agreement. Executive and MicroAge entered into a Split-Dollar Insurance Agreement, dated as of September 1, 1995 (the "Split-Dollar Agreement"). MicroAge has paid the premium payments on the Policy (as such term is defined in the Split-Dollar Agreement) through August 24, 2000. By March 15, 2000, Executive may elect to retain the Policy by paying MicroAge an amount equal to MicroAge's security interest in the Policy ($106,273.77). If Executive does not elect to retain the Policy, MicroAge's obligations under the Split-Dollar Agreement will terminate and Executive will transfer the Policy to MicroAge pursuant to the Policy Change of Ownership attached hereto as Exhibit
D. Executive agrees to sign Exhibit D at the same time Executive signs this Agreement. MicroAge will not cause the Policy to be transferred to MicroAge unless Executive has not paid MicroAge the security interest in the Policy by March 16, 2000.

     7. Disability Insurance. Executive currently has disability insurance pursuant to separate policies: (1) the UNUM Disability Policy (the "UNUM Policy") and (2) the Paul Revere Individual Disability Policy (the "Individual Policy"). The UNUM Policy will terminate as of April 1, 2000. MicroAge will cause the Individual Policy to remain in full force and effect until December 22, 2000. After December 22, 2000, Executive will be responsible for the full premium payments if Executive wishes to continue coverage under the Individual Policy. If Executive elects to continue coverage under the Individual Policy, Executive should contact Ellen Steele-Allare (602-955-7370) on or before December 1, 2000.

     8. Stock Options (Non-MEP). During Executive's employment Executive was granted the following stock options:

                  A. Pursuant to the 1994 Stock Option Plan Grant Letter, dated as of December 13, 1995 (the "1994 Grant Letter"), Executive was granted the option to purchase a total of 10,000 shares of Common Stock at an exercise price of $8.75 per share. Pursuant to the terms of the 1994 Grant Letter, on or before the Separation Date, Executive is entitled to purchase up to 8,000 shares of Common Stock at an exercise price of $8.75 per share. In accordance with the terms of the 1994 Grant Letter, all options thereunder will terminate on the Separation Date.

                  B. Pursuant to the 1994 Long-Term Incentive Plan Incentive Stock Option Award (the "1994 Incentive Award"), dated December 4, 1996 Executive was granted the option to purchase a total of 10,000 shares of Common Stock at an exercise price of $24.00 per share. Pursuant to the terms of the 1994 Incentive Award, on or before the Separation Date, Executive is entitled to purchase up to 6,000 shares of Common Stock at an exercise price of $24.00 per share. In accordance with the terms of the 1994 Incentive Award, all options thereunder will terminate on the Separation Date.

                  C. Pursuant to the 1997 Long-Term Incentive Stock Option Award, dated April 2, 1998 (the "April 1998 Letter"), Executive was granted the option to purchase a total of 10,000 shares of Common Stock at an exercise price of $14.375 per share. Pursuant to the terms of the April 1998 Letter, on or before the Separation Date, Executive is entitled to purchase up to 2,000 shares of Common Stock at an exercise price of $14.375 per share, subject to certain stock price hurdles. In accordance with the terms of the April 1998 Letter, all options thereunder will terminate on the Separation Date.

                  D.  Pursuant  to the 1997  Long-Term  Incentive  Stock  Option
         Award, dated September 24, 1998 (the "September 1998 Letter"), Executive was granted the option to purchase 60,000 shares of Common Stock at an exercise price of $13.25 per share. Pursuant to the terms of the September 1998 Letter, on or before the Separation Date, Executive is entitled to purchase up to 12,000 shares of Common Stock at an exercise price of $13.25 per share. In accordance with the terms of the September 1998 Letter, all options thereunder will terminate on the Separation Date.

                  E. Pursuant to the 1997 Long-Term Incentive Stock Option Award, dated January 28, 1999 (the "January 1999 Letter"), Executive was granted the option to purchase a total of 10,000 shares of Common Stock at an exercise price of $16.56 per share. Pursuant to the terms of the January 1999 Letter, on or before the Separation Date, Executive is entitled to purchase up to 2,000 shares of Common Stock at an exercise price of $16.56 per share. In accordance with the terms of the January 1999 Letter, all options thereunder will terminate on the Separation Date.

                  F. Pursuant to the 1997 Long-Term Incentive Stock Option Award, dated April 5, 1999 (the "April 1999 Letter"), Executive was granted an option to purchase a total of 50,000 shares of Common Stock at an exercise price of $5.44 per share. As of the Separation Date, Executive is not entitled to exercise any of the options under the April 1999 Letter. In accordance with the terms of the April 1999 Letter, all options thereunder will terminate on the Separation Date.

     9. Management Equity Programs.

                  A.  Pursuant  to the  1994  Management  Equity  Program  Award
         Agreement, dated December 9, 1993, as amended (the "1994 MEP Agreement"), Executive received 104,698 options as a result of his election to restructure his compensation package by reducing his compensation. In accordance with the terms of the 1994 MEP Agreement, as of the Separation Date, Executive has obtained 104,698 options under the 1994 MEP Agreement by reducing his compensation. Following the Separation Date, these options will continue to vest in accordance with the terms of the 1994 MEP Agreement.

                  B. Pursuant to the 1999 Management Equity Program Award Agreement, dated April 7, 1999 (the "1999 MEP Agreement"), Executive had the right to receive up to 57,873 options as a result of his election to waive a portion of his salary during the period from May 1, 1999 through May 1, 2000. In accordance with the terms of the 1999 MEP Agreement, on the Separation Date, Executive has obtained 45,816 options under the 1994 MEP Agreement by reducing his compensation ($67,291.73 waived through February 15, 2000 divided by $5.875 (common stock closing price on April 23, 1999) multiplied by 4 (the leverage factor)). Following the Separation Date, these options will continue to vest in accordance with the terms of the 1999 MEP Agreement.

     10. Extension of Options. Pursuant to a unanimous written consent dated as of February 15, 2000, the Compensation Committee extended the exercise period of all options that had vested as of the Separation Date, as described in Section 8, paragraphs A-E above, for twelve (12) months after the Separation Date.

     11. Retention of Certain Equipment. Executive may retain the following equipment he was using during his employment with MicroAge: (a) the desktop computer located in Executive's office; (b) the desktop computer located in Executive's home; (c) the laptop computer used by Executive; (d) the two (2) cell phones used by Executive (one car phone and one mobile phone); and (e) the Palm Pilot used by Executive. As of the Separation Date, MicroAge will transfer the foregoing equipment and the related cellular phone accounts to Executive and Executive will be responsible for maintaining such accounts.

                                    Exhibit B

                                    ---------

                                February 15, 2000

To the  Board  of  Directors  of each of the  corporations  attached  hereto  as
Schedule 1:

     I hereby resign my positions as an officer and/or director, as the case may be, of MicroAge, Inc. and its subsidiaries and affiliates, including each of the corporations attached hereto as Schedule 1, effective as of February 15, 2000.

                                            Sincerely,



                                            James R. Daniel

                                   Schedule 1

                                   ----------


COMPANY                                              POSITION

MicroAge, Inc.                                       Executive Vice President,
                                                     Chief Financial Officer,
                                                     and Treasurer
153000 Canada Limited                                Treasurer
Complete Distribution, Inc.                          Treasurer
ConnectWorks, Inc.                                   Treasurer
Contract PC, Inc.                                    Treasurer
ELERIS, Inc.                                         Treasurer
InterCom Marketing, Inc.                             Treasurer
InterPC DE BOLIVIA                                   Treasurer
InterPC DE COLOMBIA                                  Treasurer
InterPC DE ECUADOR                                   Treasurer
InterPC DE VENEZUELA                                 Treasurer
MaxSource, L.L.C.                                    Treasurer
MCCI Holding Company                                 Treasurer
MCSS, Inc.                                           Treasurer
MicroAge Administration, Inc.                        Treasurer
MicroAge Computer Centers, Inc.                      Treasurer
MicroAge Deutschland GmbH                            Director and Treasurer
MicroAge Europe Limited                              Treasurer
MicroAge Government, Inc.                            Treasurer
MicroAge Infosystems Services, Inc.                  Treasurer
MicroAge Infosystems Services Europe, Limited        Treasurer
MicroAge L&D L.L.C.                                  Treasurer
MicroAge of California, Inc.                         Treasurer
MicroAge Paymaster, Inc.                             Treasurer
MicroAge Technologies, Inc.                          Treasurer
MicroAge Technology Services, L.L.C.                 Treasurer
MicroAge Teleservices, L.L.C.                        Treasurer
MicroAge (UK) Limited                                Director and Treasurer
MicroAge Ventures, Inc.                              Treasurer
MTS Holding Company                                  Treasurer
PCClearance, Inc.                                    Treasurer
PriTech Solutions, Inc.                              Treasurer
Pinacor, Inc.                                        Treasurer
Pinacor Logistics Services, Inc.                     Treasurer
Quality Integration Services                         Treasurer

                                    Exhibit C

                                    ---------

                                 Non-Revocation

                        As of the Date Shown on This Form

     By signing below, I hereby verify that I have chosen not to revoke my agreement to, and execution of, the Agreement and General Release. My signature confirms my renewed agreement to the terms of that Agreement, including the release and waiver of any and all claims relating to my employment with the Employer and its successors, assigns, and affiliated companies, and/or the termination of that employment

/s/ James R. Daniel

----------------------------------------------------------------------
James R. Daniel*                    Date: March 8, 2000

*Do not sign, date, or return this document until eight (8) days after you sign the Agreement and General Release. The signed and dated document should be returned to James H. Domaz, MicroAge, Inc., 2400 South MicroAge Way, Tempe, Arizona 85282-1896.

                                  VERIFICATION

STATE OF ARIZONA        )
                        ) ss.
County of Maricopa      )


     On this 8th day of March, 2000, before me, the undersigned Notary Public, personally appeared James R. Daniel, known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purpose therein contained.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                            /s/ Barbara L. Baker
                                            ------------------------------------
                                            Notary Public

My Commission Expires August 23, 2000

                                    Exhibit D

                                    ---------

                          ((Policy Change of Ownership)